UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2008

 EQUITY MEDIA HOLDINGS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51418	20-2763411
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Shackleford Drive, Suite 400 Little Rock, Arkansas	72211
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (501) 219-2400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 28, 2008, Equity Media Holdings Corporation (“Company”) entered into a second amendment (“Second Amendment”) to its Third Amended and Restated Credit Agreement (“Credit Agreement”) with Silver Point Finance, LLC and Wells Fargo Foothill, Inc. The Credit Agreement had been previously amended on March 19, 2008 (“First Amendment”), as reported by the Company in its Current Report on Form 8-K filed with the Securities and Exchange Commission on March 20, 2008. A copy of the Second Amendment and related agreements will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008.

Under the terms of the Second Amendment, the lender group has agreed to forbear from exercising certain of its rights and remedies with respect to existing defaults and any other defaults or events of default under the Credit Agreement other than any specified defaults described in the Second Amendment (which include, but are not limited to, breaches of certain affirmative and negative covenants, among others) through the earlier of (a) May 5, 2008 and (b) the date of occurrence of certain events or by which certain events have failed to occur, including the Company’s failure to consummate a proposed financing with certain investors. The Second Amendment also provides for the lender group to make additional loans to the Company in an amount not to exceed $5,495,541 (which includes additional loans funded pursuant to the First Amendment).

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth under Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits:

None

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY MEDIA HOLDINGS CORPORATION

April 30, 2008	By:	/s/ Patrick G. Doran
Patrick G. Doran
Chief Financial Officer